                     RESEARCH AND DEVELOPMENT AGREEMENT         EXHIBIT 10.55
                                                                -------------


This Research and Development Agreement (this "Agreement") is made as of March 6, 1996 by and between ENGENE BIOTECHNOLOGIES, INC., a California corporation ("Contractor") and SYNBIOTICS CORPORATION, a California corporation ("Synbiotics").


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

The following terms will have the following meanings when used herein:

1.1  Affiliate. "Affiliate" shall mean any corporation or other business entity
     ---------
which controls, is controlled by or is under common control with any party. A corporation or business entity shall be regarded as in control of another corporation or business entity if it owns directly or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation or business entity.

1.2  Development Plan.  "Development Plan" shall have the meaning set forth in
     ----------------
Section 3.1.1 of this Agreement.

1.3  Effective Date.  "Effective Date" shall mean March 6, 1996.
     --------------

1.4  Initial Project Schedule.  "Initial Project Schedule" shall have the
     ------------------------
meaning set forth in Section 3.1.2 of this Agreement.

1.5  Intellectual Property.  "Intellectual Property" shall mean all inventions,
     ---------------------
improvements, discoveries, sequences, works of authorship, trade secrets, technology, ideas, know-how, processes, methods, formulas, data and techniques arising from Contractor's specific work on the Projects, and all title, patents, patent rights, copyrights, trade secret rights, and other intellectual property rights anywhere in the world related thereto.

1.6  License Agreement.  "License Agreement" shall mean the agreement so named,
     -----------------
dated today, between Contractor and Synbiotics.

1.7  PCR Product(s).  "PCR Product(s)" shall mean all Synbiotics Product(s)
     --------------
specifically incorporating any Rights relating specifically to polymerase chain reaction based technology.

1.8  Project(s).  "Project(s)" shall mean the research and development projects
     ----------
specified in the Development Plans attached to the Initial Project Schedule or any Subsequent Project Schedule.

1.9  Net Sales.  "Net Sales" shall mean the total invoice amount for sales to
     ---------
unaffiliated entities less (i) normal and customary cash and trade discounts, returns and allowances, transportation charges or allowances, if any, paid or allowed by Synbiotics, and (ii) sales, value added and other similar taxes paid by Synbiotics with respect to the sale of a product, if included in the selling price. In the event of a transaction between Synbiotics

_____________________

[*] Certain confidential portions of this exhibit have been omitted by means of blacking out the text (the "Mark"). This exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

and an Affiliate, "Net Sales" shall be deemed to be the total gross amount invoiced by Synbiotics if that amount is the same as the amount invoiced for similar sales to non-affiliated third parties and otherwise the amount of Net Sales shall be the amount invoiced by the Affiliate on its sale of the item, in either case less (i) normal and customary cash and trade discounts, returns and allowances, transportation charges or allowances, if any, paid or allowed by Synbiotics, and (ii) sales, value added and other similar taxes paid by Synbiotics with respect to the sale of the product, if included in the selling price.

1.10 Research Agreement.  "Research Agreement" shall mean the agreement so
     ------------------
named, dated September 6, 1994, between Synbiotics and Contractor.

1.11 Rights.  "Rights" shall mean any inventions, improvements, discoveries,
     ------
sequences, works of authorship, trade secrets, technology, ideas, know-how, processes, methods, formulas, data and techniques, patents, patent rights, trade secrets and other intellectual property rights licensed to Synbiotics pursuant to Article 3 of the License Agreement.

1.12 Specifications.  "Specifications" shall mean the specifications established
     --------------
by Synbiotics for each Synbiotics Product (including, without limitation, sensitivity, size, shape, color, tolerances, materials, labelling, packaging, etc.)

1.13 Subsequent Product Schedule.  "Subsequent Product Schedule" shall have the
     ---------------------------
meaning set forth in Section 3.1.2 of this Agreement.

1.14 Synbiotics Product(s).  "Synbiotics Product(s)" shall mean any vaccine,
     ---------------------
construct, probe, diagnostic test or automatable assay technique incorporating any Rights developed for Synbiotics by Contractor hereunder. Without limitation Synbiotics Product(s) shall also include any vaccine, construct, probe, diagnostic test or automatable assay technique incorporating the Rights (i) for use in detecting [*] utilizing the unique sequence of [*] characterized by Contractor and (ii) set forth on attached Exhibit B.
                                          ---------


                                   ARTICLE 2
            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTIES
            --------------------------------------------------------

2.1  Representations and Warranties of Synbiotics.  Synbiotics represents and
     --------------------------------------------
warrants to Contractor that as of the Effective Date:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

     (b) all corporate acts required to execute and deliver this Agreement have been duly taken by Synbiotics; the execution, delivery and performance hereof by Synbiotics have been duly authorized; and this Agreement, as so executed and delivered, is a valid and binding obligation of Synbiotics, enforceable against it in accordance with its terms; and

     (c) the execution and delivery of this Agreement by Synbiotics, and the performance of its obligations hereunder, do not require the consent of any third party and will not violate, with or without notice, the lapse of time or both, any agreement, contract, license or permit to which Synbiotics is a party or its organizational documents.

2.2  Representations and Warranties of Contractor.  Contractor represents and
     --------------------------------------------
warrants to Synbiotics that as of the Effective Date:

     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of California;

     (b) all corporate acts required to execute and deliver this Agreement have been duly taken by Contractor; the execution, delivery and performance hereof by Contractor have been duly authorized; and this Agreement, as so executed and delivered, is a valid and binding obligation of Contractor, enforceable against it in accordance with its terms;

     (c) the execution and delivery of this Agreement by Contractor, and the performance of its obligations hereunder, do not require the consent of any third party and will not violate, with or without notice, the lapse of time or both, any agreement, contract, license or permit to which Contractor is a party or its organizational documents;

     (d) it has the right and title to grant the present and future rights and assignments in favor of Synbiotics contained in this Agreement;

     (e) neither it nor anyone authorized to act on its behalf has entered into any agreement or understanding with any third party that grants rights, licenses, assignments, immunities or options of any kind which would interfere with its ability to perform its obligations under this Agreement; and

     (f) each of its employees has entered into a contract which provides for assignment to Contractor of all inventions and intellectual property made by him or her during the course of his or her employment, and non-disclosure of confidential information of Contractor and of others to which access is gained through Contractor.

2.3  Covenants of Contractor.  Contractor covenants and agrees that for the
     -----------------------
duration of this Agreement:

     (a) subject to the terms hereof, it will maintain at all times all relevant regulatory approvals and licenses for its research and laboratory facilities in its reasonable judgment sufficient in capacity to allow Contractor to perform the work contemplated by this Agreement within the timeframe contemplated in this Agreement;

     (b) if during the conduct of work on any Project any of Contractor's employees or consultants shall, to the knowledge of Contractor, make a discovery, improvement or invention relating to work on the Project or otherwise create Intellectual Property, Contractor will promptly make the fact of such discovery, improvement or invention or Intellectual Property known to Synbiotics;

     (c) it shall not take, or omit to take, or suffer to occur, any action which would result in any representation or warranty made by Contractor in
     Section 2.2 from becoming at any future date untrue (assuming it were made on and as of such future date);

     (d) it shall not enter into any agreement or take or fail to take any action which shall restrict its legal right to grant to Synbiotics the rights contemplated under this Agreement or the License Agreement;

     (e) it shall promptly, but in no event more than three (3) business days, notify Synbiotics, and provide copies or transcriptions, of any action, request, order, instruction, communication, complaint, notice, public announcement or inquiry by the United States Department of Agriculture ("USDA") or any submission, filing, letter or other communication by Contractor to the USDA with respect to any of the Synbiotics Products which is sent by or is received by or which comes to the attention of Contractor, including but not limited to field actions, investigations or recalls of the Synbiotics Products; and

     (f) it will use its best efforts to, as soon as practicable, after receiving a request from Synbiotics to manufacture any Synbiotics Products pursuant to Section 4.1, establish a USDA licensed manufacturing facility sufficient in size to allow it to perform its manufacturing obligations under Section 4.1, and shall maintain and expand such facility, as necessary to perform its obligations, for so long as it continues to manufacture any Synbiotics Products.


                                   ARTICLE 3
                        RESEARCH SERVICES TO BE PROVIDED
                        --------------------------------

3.1  Contractor's Research Obligations.
     ---------------------------------

     3.1.1  Development Plan.  Contractor shall use its best efforts to complete
            ----------------
     each Project, in accordance with the development plan therefor, which shall include the Specifications, development schedule, deliverables, and other conditions of the proposed development (the "Development Plan"). All Development Plans shall be contain commercially reasonable terms and shall be prepared by Synbiotics after reasonable consultation with Contractor.

     3.1.2  Contractor's Development Obligations.  Synbiotics shall provide to
            ------------------------------------
     Contractor within thirty (30) days following the Effective Date, a schedule setting forth at least two (2) Projects that Synbiotics intends to fund (the "Initial Project Schedule"), together with a Development Plan with respect to each such Project. During the fourth calendar quarter of each calendar year during the term of the Agreement, Synbiotics shall present to Engene an additional schedule setting forth each of the Projects that Synbiotics intends to fund during the ensuing calendar year ("Subsequent Project Schedule"), together with a Development Plan with respect to each such Project. In connection with each of the Projects set forth in a Subsequent Product Schedule, Contractor covenants to make available to Synbiotics a development group comparable in size and experience to the development group committed to each of the Projects identified in the Initial Project Schedule.

     3.1.3  Termination of Project.
            ----------------------

            (a) Synbiotics may terminate any Project or Projects, at any time upon delivering written notice of such termination to Contractor ("Termination Notice"). Upon any such termination, Synbiotics shall have no obligation to compensate Contractor for any further work conducted on such Project after the end of the calendar month in which the Termination Notice was sent to Contractor.

            (b) In the event that any Project is terminated pursuant to this
            Section 3.1.3, Synbiotics shall have the right (but not the obligation) to (i) undertake or continue, the Project independently of Contractor and (ii) cause Contractor to resume work on the Project whether or not Synbiotics has performed or continues to perform any work on the Project. If Synbiotics elects to undertake or continue the Project, Contractor shall make available to Synbiotics any and all work product produced in connection with such Project.

3.2  Synbiotics' Obligations.  Synbiotics shall not contract with any third
     -----------------------
party to perform any research project where such project calls for a PCR Product as a deliverable unless Contractor has first been offered an opportunity to conduct such research project. Nothing contained in this Section 3.2 shall be interpreted to restrict Synbiotics ability to carry on any research project independent from Contractor.

3.3  Records and Notes.  Contractor shall, in accordance with its established
     -----------------
practice, keep complete, accurate and authentic accounts, notes, data and records of the work performed under this Agreement. Contractor shall promptly and fully disclose to Synbiotics any and all information, data and results obtained from conducting the Projects. Synbiotics may, upon prior written notice and at reasonable times, inspect and make copies of such accounts, notes, data and records at Contractor's facilities.

3.4  Reports and Meetings.  Synbiotics may appoint a liaison who shall have full
     --------------------
access to Contractor's facilities to monitor and otherwise obtain knowledge and information about the research on the Projects. Synbiotics' liaison shall meet with Contractor on a semimonthly basis. During such meetings Contractor shall orally communicate to the Synbiotics liaison information obtained through work on the Projects being monitored. Contractor shall in addition, within ten (10) days following the completion of each calendar month, provide Synbiotics separate written status reports detailing the information obtained through work accomplished in the most recently completed calendar month on respective Projects (the "Project Monthly Reports"). Within thirty (30) days of the completion of the work with respect to a Project, the parties shall jointly author a final report summarizing the work accomplished and identifying all inventions conceived and reduced to practice and all other Intellectual Property.

3.5  Work for Third Parties.  Nothing contained in this Agreement (except as set
     ----------------------
forth in Sections 3.1, 3.2 and 4.2) prohibits or constrains either party from cooperating or working with third parties; provided, however, that Contractor agrees to remain exclusively available to Synbiotics for further consultation, and correspondingly agrees for the term of this Agreement and for three years following the expiration or termination of this Agreement pursuant to Article 9, not to perform any research for Contractor's own account or for any other person relating to the Rights. If any such research is proposed to Contractor by any person, Contractor shall immediately notify Synbiotics in writing, giving all specifics.

3.6  Good Laboratory Practices.  Contractor shall conduct all nonclinical
     -------------------------
laboratory research or studies and/or manufacturing in accordance with Good Laboratory Practice standards and Good Manufacturing Practices standards, and will document the adherence of its facilities, equipment, personnel, methods, practices, records and controls to the applicable standards and regulations.

3.7  QA/QC.  Contractor shall be the sole party responsible for quality
     -----
assurance and quality control in the manufacturing of any Synbiotics Products pursuant to the Projects.


                                   ARTICLE 4
                             MANUFACTURING SERVICES
                             ----------------------

4.1  Option to Cause Contractor to Manufacture.  Contractor hereby agrees, upon
     -----------------------------------------
the request of Synbiotics, to manufacture any or all of the primer sets required by Synbiotics for the Synbiotics Products. The price at which Synbiotics will purchase primer sets manufactured by Contractor pursuant to this Section 4.1 and the terms and conditions upon which such primer sets will be provided to Synbiotics shall be negotiated by Contractor and Synbiotics in good faith, and shall reflect industry average prices and standard terms and conditions for the manufacture of such products. Synbiotics has no obligation to request Contractor to manufacture if, and to the extent, Synbiotics chooses to manufacture by itself.

4.2  Use of Third Party Manufacturers.  Prior to contracting with any third
     --------------------------------
party for the manufacture of any primer sets for a Synbiotics Products, Synbiotics shall first notify Contractor in writing of its desire to cause Contractor to manufacture such primer sets (the "Written Notice") and then for thirty (30) days after Contractor's receipt of the Written Notice, negotiate with Contractor (and not with anyone else) in good faith toward a definitive manufacturing agreement on terms as contemplated by Section 4.1 and otherwise mutually agreeable to Contractor and Synbiotics.

                                   ARTICLE 5
                           COMPENSATION FOR SERVICES
                           -------------------------

5.1  Contractor Compensation.  Contractor shall be compensated during the term
     -----------------------
of each Project at the rate of [*] per month for the first Project performed under this Agreement (except that for so long as any project is being performed pursuant to the Research Agreement the compensation for the first Project to be performed under this Agreement shall be [*] per month) and [*] per month for each additional Project (the "Fee"). The Fee during each of the first twelve
(12) consecutive months of this Agreement, including payments made to Contractor pursuant to the Research Agreement, shall be at least [*] per month. The Fee with respect to each Project shall be paid in arrears on the last day of each month and shall be prorated if a Project is completed in mid-month.

5.2  Milestone Payments.  As partial consideration for the research and
     ------------------
development efforts of Contractor under this Agreement, Synbiotics shall pay Contractor milestone payments (subject to Contractor executing an Investment Representation in the form attached hereto as Exhibit A prior to each payment)
                                              ---------
at the times set forth below.

     5.2.1 [*] shares of Synbiotics Common Stock, no par value, upon Synbiotics achieving aggregate Net Sales of PCR Products of at least [*] prior to the first anniversary of the Effective Date.

     5.2.2 [*] shares of Synbiotics Common Stock, no par value, upon Synbiotics achieving aggregate Net Sales of PCR Products of at least [*] during the one-year period commencing on the first anniversary of the Effective Date.

     5.2.3 [*] shares of Synbiotics Common Stock, no par value, upon Synbiotics achieving Net Sales of PCR Products of at least [*] during the one-year period commencing on the second anniversary of the Effective Date.

5.3  "Royalty" Payments.
     ------------------

     5.3.1 Synbiotics shall pay to Contractor a payment in the nature of a royalty on its Net Sales of all Synbiotics Products. The royalty rate shall be [*] of Net Sales for each Synbiotics Product, to the extent permitted by law. Synbiotics' royalty obligations will continue throughout the entire useful life of each Synbiotics Product. Royalties shall be paid within forty-five (45) days of the end of each calendar quarter with respect to royalty-bearing sales occurring in that quarter. Synbiotics shall keep and maintain detailed and accurate books and records with regard to Net Sales, royalties and calculation thereof.

     5.3.2 If a law or governmental regulation requires withholding of taxes on any royalty payment due hereunder, such taxes shall be deducted from any amount to be remitted hereunder and shall be paid to the proper taxing authority, and proof of payment shall be provided to the party on whose behalf such taxes were paid as evidence of such payment in such form as required by the tax authorities having jurisdiction.

     5.3.3 Each royalty payment shall be accompanied by a written report, prepared and signed by a financial officer of Synbiotics, showing for the quarter for which payment is being made, the Net Sales of each Synbiotics Product sold and the royalties which shall have accrued with respect thereto and currency conversion calculations, if any. In the event that, for any quarter following the first quarter in which a Synbiotics Product is sold for which such a royalty would be payable, no such royalty is due, Synbiotics shall report the same to Contractor.

     5.3.4 At the request and expense of Contractor, Synbiotics shall permit an independent certified public accountant appointed by Contractor and reasonably acceptable to Synbiotics, at reasonable times and upon reasonable notice (but not exceeding once in any twelve (12) month period), to examine those records as may be necessary (with respect to any calendar year ending not more than three (3) years prior to such party's request) to: (i) determine the correctness of any report or payment under this Agreement; or (ii) obtain information as to the Synbiotics Product sales for such calendar year. Said independent certified public accountant shall verify to the requesting party only the amount of payment due or costs incurred hereunder and disclose no other information revealed in its audit. Results of any such examination shall be made available to the parties. Any amount of deficiency, or overcharge, shall be paid or refunded promptly to Contractor, plus interest at the commercial prime lending rate of Citibank, N.A., New York (or equivalent banking institution) until the date paid. Contractor shall bear the full cost of the performance of any such audit unless such audit discloses a variance of more than five percent (5%) from the amount of the original report, royalty or payment calculation, in which case Synbiotics shall bear the full cost of the performance of such audit.

5.4  No Reimbursement.  Synbiotics shall have no obligation to purchase for
     ----------------
Contractor or reimburse Contractor for the expense of purchasing any equipment or supplies needed to perform the Projects.


                                   ARTICLE 6
                       OWNERSHIP OF INTELLECTUAL PROPERTY
                       ----------------------------------

6.1  Assignment and Perfection of Intellectual Property Rights.  All right,
     ---------------------------------------------------------
title and interest in and to Intellectual Property and other results, whether patentable or not, conceived by Contractor or any employee, consultant or agent of Contractor in the course of performing work on a Project (including, without limitation, any Synbiotics Products) shall be the property of Synbiotics, and Contractor shall assign to Synbiotics (at such times and using such forms of instrument as Synbiotics may request) any and all rights Contractor or any such person may have or may assert to any such Intellectual Property. Upon request of Synbiotics, Contractor shall use its best efforts to cause any such employee, consultant or agent to make application for a patent with respect to any Intellectual Property conceived of, and resulting from the research with regard to the Projects conducted by such employee, consultant or agent pursuant to this Agreement. Any such application(s) shall be made and prosecuted at the expense of Synbiotics and through attorneys named by Synbiotics. Synbiotics shall have complete control of the patent prosecution process, including whether or not to file a patent application. Any and all expenses, including travel for or in connection with the preparation, filing, prosecution, assignment and recording of such application shall be paid by Synbiotics without reference to sums otherwise provided in this Agreement.

6.2  Further Acts; Enforcement.  Contractor agrees to perform, during and after
     -------------------------
the term of this Agreement, all acts deemed necessary or desirable by Synbiotics to permit and assist Synbiotics, at Synbiotics' sole expense (including compensating Contractor at $100 per hour for the time of Contractor's professionals, plus reimbursement of Contractor's out-of-pocket expenses), in evidencing, obtaining, maintaining, defending and enforcing Synbiotics' rights with respect to Intellectual Property and/or Contractor's assignment with respect to Intellectual Property in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Contractor hereby irrevocably designates and appoints Synbiotics and its duly authorized officers and agents, as Contractor's agents and attorneys-in-fact to act for and in behalf and instead of Contractor, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Contractor.


                                   ARTICLE 7
                                CONFIDENTIALITY
                                ---------------

7.1  Confidential Information.  Contractor agrees that it shall maintain (and
     ------------------------
shall cause its employees, consultants and agents to maintain) in confidence any information regarding Synbiotics or its Intellectual Property received before or during the term of this Agreement and identified as confidential or otherwise protected and any information regarding the results of Contractor's work on any Project (hereinafter, such information shall collectively be referred to as "Confidential Information"), and without the express written permission of Synbiotics shall neither use, publish, disseminate nor disclose such Confidential Information except for the furtherance of the purposes of this Agreement. Subject to the next sentence, the foregoing obligations of confidentiality and non-use shall survive the expiration or termination of this Agreement. The obligations of the first sentence shall not apply to any information which: (i) is now or hereafter comes into the public domain otherwise than by breach of this Agreement, or (ii) is brought to Contractor by a third party who rightfully obtained and possesses it and does not require that it be maintained confidential by the receiving party (and who does not thereby breach any contract). Furthermore, the obligations of the first sentence shall not apply to any information (excluding any information relating to Rights) which is shown by written records to be already in the possession of Contractor other than as a result of having received it from Synbiotics.

7.2  Publication of Results of Work.  Contractor shall have no right to publish
     ------------------------------
information regarding the results of its work on a Project without the express written consent of Synbiotics. Contractor shall likewise restrict and prevent its employees, consultants and agents from so publishing the results of work on a Project.


                                   ARTICLE 8
            PUBLICATION OF CONTRACTOR'S AFFILIATION WITH SYNBIOTICS
            -------------------------------------------------------

8.1  Limitations with Respect to Publicity.  Neither party to this Agreement
     -------------------------------------
shall without the express written consent of the other use the name of the other either expressly or by implication in any advertising, sales or financial promotional materials. Notwithstanding the foregoing sentence, Synbiotics may use Contractor's name in connection with Synbiotics' disclosures made (i) to prospective and current investors in Synbiotics' shareholder reports, business plans, offering materials and other financing documents and (ii) to satisfy the Company's reporting requirements under United States federal or state securities laws.

8.2  Marketing.  Notwithstanding the provisions of Section 8.1 above, Contractor
     ---------
will endeavor to recommend informally, and to use reasonable efforts to further the business of, diagnostic products developed and/or marketed by Synbiotics.


                                   ARTICLE 9
                           INDEMNITIES AND "WARRANTY"
                           --------------------------

9.1  Contractor Indemnification.  Contractor agrees to and shall defend,
     --------------------------
indemnify and hold Synbiotics, its officers, directors, employees, agents and shareholders harmless (including attorneys fees to defend, and any damages, penalties, settlements, costs or expenses awarded or incurred) from and against any claim, liability, suit or proceeding based upon negligence, warranty, strict liability or violation of government regulation, (but specifically excluding, without limitation any claim, liability, suit or proceeding initiated by or on behalf of a third party based upon infringement of patent or other proprietary rights,) arising from or occurring as a result of any development or use of the Rights or Synbiotics Products (including, without limitation, any manufacture of the Synbiotics Products) by Contractor.

9.2  Synbiotics Indemnification.  Synbiotics agrees to and shall defend,
     --------------------------
indemnify and hold Contractor, its officers, directors, employees, agents and shareholders harmless (including attorneys fees to defend, and any damages, penalties, settlements, costs or expenses awarded or incurred) from and against any claim, liability, suit or proceeding initiated by or on behalf of a third party based upon negligence, warranty, strict liability or violation of government regulation, (but specifically excluding, without limitation any claim, liability, suit or proceeding based upon infringement of patent or other proprietary rights,) arising from or occurring as a result of any development or use of the Rights or Synbiotics Products (including, without limitation, any manufacture of the Synbiotics Products) by Synbiotics.

9.3  Defense of Claims.  If any lawsuit or enforcement action is filed against
     -----------------
any indemnified person, written notice thereof shall be given to the indemnifying company as promptly as practicable (and in any event within fifteen
(15) days after the service of the citation or summons); provided that the failure of any indemnified person to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying company demonstrates actual damage caused by such failure. After such notice, if the indemnifying Company shall acknowledge in writing to such indemnified person that the indemnifying company shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying company shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice (subject to the approval (for competence, experience, independence and absence of conflict of interest) of the indemnified person) to handle and defend the same, at the indemnifying company's cost, risk and expense; and such indemnified person shall thereafter cooperate in all reasonable respects with the indemnifying company and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The fees of such attorneys, and all amounts payable by the indemnifying company under this Section, shall be payable as incurred and on demand. The indemnified person may also, through independent counsel and at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom.

9.4  Settlements.  An indemnifying company shall have the absolute right to
     -----------
effect a settlement of any action or claim against an indemnified person where the settlement calls only for money to be paid on behalf of an indemnified person, provided the indemnifying company makes all such payments directly to the third party. However, no settlement calling for anything to be done (or not done) by an indemnified person other than the payment of money (or calling for the payment of money directly by the indemnified person) may be effected by the indemnifying company without the prior written approval of the indemnified person. No indemnified person shall enter into a settlement calling for or necessitating the payment of money (under this Section or otherwise), or for any other thing, by the indemnifying company without the prior written approval of the indemnifying company.

9.5  Warranty.  If a Project deliverable is a construct or a probe, and such
     --------
construct or probe proves unsatisfactory for any reason at any time before USDA licensure of a related diagnostic product, Synbiotics may, at its option, require Contractor to create and deliver a replacement construct or probe.



                                   ARTICLE 10
                              TERM AND TERMINATION
                              --------------------

10.1 Term.  The initial term of this Agreement shall commence of the Effective
     ----
Date and, unless earlier terminated in accordance with the express terms of this Agreement, shall expire on the third anniversary of the Effective Date. At the end of the initial term, this Agreement shall automatically be renewed for additional terms of one (1) year, unless either party provides the other written notice of termination at least ninety (90) days prior to the commencement of an additional term.

The term of this Agreement shall begin on the Effective Date and, unless earlier terminated in accordance with the express terms of this Agreement, shall expire on the third anniversary of the Effective Date. This Agreement shall be automatically renewed for additional one (1) year terms after the initial term, unless either party is otherwise notified by the other in writing at least ninety (90) days prior to the termination of the initial term.

10.2 Termination.  If either party materially breaches or defaults in the
     -----------
performance of this Agreement and such breach or default is not cured within thirty (30) days after the giving of notice of default by the other party specifying such breach or default, then the party giving such notice may, in addition to all other remedies available at law or in equity, terminate this Agreement immediately for cause and such termination shall be effective on the date when a notice of termination is received by the breaching or defaulting party.

        10.2.1 The failure of a party to assert its rights for any material breach or default of this Agreement shall not be deemed a waiver of such rights nor shall any waiver be implied by the making or acceptance of any payment.

        10.2.2 Termination shall only relieve the parties of obligations which would have arisen under this Agreement after the effective date of termination and shall in no way relieve the parties of any obligations existing on the date of such termination.

10.3 Survival.  All obligations under Sections 3.4, 5.2, 5.3, 6.1, 6.2, 10.3 and
     --------
Articles 7 and 9 shall continue notwithstanding any termination or expiration of this Agreement.


                                   ARTICLE 11
                                    NOTICES
                                    -------

All notices or other communications provided for in this Agreement shall be in writing and shall be considered delivered upon the latest of actual receipt, or personal or courier delivery, or sending by facsimile with confirmation of receipt in good order requested and received, or on the third business day after
                                              --
they are deposited in the United States mail, certified first class postage prepaid, addressed to the respective parties as follows:

     (a)  If to Synbiotics:  Synbiotics Corporation
                             11011 Via Frontera
                             San Diego, CA  92127
                             Attention: Chief Executive Officer
                             Facsimile Number: (619) 451-5719


          with a copy to:    Brobeck, Phleger & Harrison
                             550 West C Street, Suite 1300
                             San Diego, CA  92101
                             Attention: Hayden J. Trubitt, Esq.
                             Facsimile Number: (619) 234-3848



     (b)  If to Contractor:  Engene Biotechnologies, Inc.
                             16236 San Dieguito Road
                             Suite 4-21
                             Rancho Santa Fe, CA 92067
                             Attention: J. Kevin Steele
                             Facsimile Number: (619) 759-9434


          with a copy to:    Huth, Lynett and Scudi
                             5440 Morehouse Drive, Suite 4400
                             San Diego,  CA 92121
                             Attention: Morgan Scudi, Esq.
                             Facsimile Number: (619) 558-1122

The parties may, at any time, change their addresses or other information in this Article by written notice delivered under this Article.

                                   ARTICLE 12
                                   ASSIGNMENT
                                   ----------

Neither party shall assign this Agreement nor delegate any of its duties hereunder to another without the prior written consent of the other party;

provided, however, that either party may (even without such consent) assign this
- --------
Agreement to a successor in ownership of all or substantially all of its business assets to which this Agreement pertains whether by sale of assets, merger, consolidation or otherwise; provided further, that consent to assignment
                                    ----------------
to or delegation to a party's Affiliate shall not be unreasonably withheld; and

provided further, that the party assigning its rights or delegating its
- ----------------
obligations hereunder shall remain primarily liable for its obligations hereunder. Any other purported assignment shall be void. This Agreement shall be a binding obligation of the successors and permitted assigns of each party hereto.


                                   ARTICLE 13
                                  SEVERABILITY
                                  ------------

All provisions contained herein are severable and in the event that any of them shall be held to be to any extent invalid or otherwise unenforceable by any court of competent jurisdiction, such provision shall be construed as if it were written so as to effectuate to the greatest possible extent the parties' expressed intent; and in every case the remainder of this Agreement shall not be affected thereby and shall remain valid and enforceable, as if such affected provision were not contained herein.


                                   ARTICLE 14
                                    HEADINGS
                                    --------

The Article, Section and paragraph headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


                                   ARTICLE 15
                            RELATIONSHIP OF PARTIES
                            -----------------------

The relationship of the parties to this Agreement is that of independent contractors. The parties are not, by virtue of this Agreement or otherwise, in an employer-employee, principal-agent, joint venture or partnership relationship with each other. Each party agrees not to represent to any other person, or to assert in any form or forum, that the parties' relationship is an employer-employee, principal-agent, joint venture or partnership relationship. Each party acknowledges that it has no authority to make representations on behalf of or to bind or commit the other party, and each party covenants and agrees not to purport to make any representation on behalf of the other party or to purport to bind or commit the other party in any way. Each party acknowledges that it is responsible for its own tax withholding and other obligations with regard to its own employees, and that the other party has no responsibility whatsoever for withholding tax and other employment obligations of the first party.


                                   ARTICLE 16
                      LAW GOVERNING AND DISPUTE RESOLUTION
                      ------------------------------------

16.1 Law Governing.  This Agreement shall be governed by and construed in
     -------------
accordance with the internal laws of the State of California.

16.2 Equitable Remedies.  Each party acknowledges and agrees that the legal
     ------------------
remedies available to the other party in the event the first party violates the covenants and agreements made in this Agreement would be inadequate and that the other party shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which the other party may have at law or in equity.


                                   ARTICLE 17
                      ENTIRE AGREEMENT, MODIFICATION, ETC.
                      ------------------------------------

17.1 Entire Agreement.  This instrument, including the Project Master Schedule,
     ----------------
contains the entire and only agreement between the parties respecting the subject matter hereof and supersedes all prior or contemporaneous negotiations, understandings or agreements (provided that the Research Agreement, the License Agreement and any and all written agreements regarding secrecy, confidentiality, nondisclosure and non-use shall not be superseded and shall remain in full force and effect); and, any representation, promise or condition in connection therewith not incorporated herein shall not be binding on either party.

17.2 Modification.  No alteration, amendment, modification, renewal or extension
     ------------
of this Agreement shall be valid unless made in writing and signed by a duly authorized representative of Synbiotics and Contractor.

17.3 Waiver.  No waiver of any provision of this Agreement shall be binding
     ------
unless and until set forth expressly in writing and signed by duly authorized officer of the waiving party. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach of the same or any other term or provision, or a waiver of any contemporaneous breach of any other term or provision, or a continuing waiver of the same or any other term or provision. No failure or delay by a party in exercising any right, power, or privilege hereunder or other conduct by a party shall operate as a waiver thereof, in the particular case or in any past or future case, and no single or partial exercise thereof shall preclude the full exercise or further exercise of any right, power, or privilege. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein.

17.4 No Third Party Rights.  This Agreement is for the benefit of the parties
     ---------------------
hereto and is not intended to, and shall not be construed as benefitting or creating rights in any person or entity other than the signatories hereto.

17.5 Interpretation.  Each party has cooperated in the drafting and preparation
     --------------
of this Agreement and therefore, in any construction hereof, this Agreement shall not be construed against any party as the draftsman thereof.

17.6 Further Assurances.  Each of the parties hereto shall execute and deliver
     ------------------
all additional documents and instruments and shall do any and all acts and things reasonably requested or otherwise necessary (a) in connection with the performance of the obligations undertaken in the Agreement, (b) to perfect and evidence the transactions contemplated by this Agreement, and/or (c) otherwise to effectuate in good faith the intent of the parties.

17.7 Counterparts.  This Agreement may be executed in any number of
     ------------
counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.


               [Remainder of This Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.


                              SYNBIOTICS CORPORATION


                              By:   /s/ Robert L. Widerkehr
                                    -----------------------
                              Its:  President and CEO
                              Date: March 6, 1996


                              ENGENE BIOTECHNOLOGIES, INC.


                              By:   /s/ J. Kevin Steele
                                    ----------------------
                              Its:  President
                              Date: March 6, 1996


I hereby agree to be bound by Sections 3.5 and 7.2 hereinabove, as if the word "Contractor" therein referred to me personally.


                                    /s/ J. Kevin Steele
                                    -----------------------


                                    /s/ David Telford
                                    -----------------------




            [SIGNATURE PAGE TO RESEARCH AND DEVELOPMENT AGREEMENT]

                                   EXHIBIT A
                                   ---------

                           INVESTMENT REPRESENTATION
                            Synbiotics Corporation,
                            a California corporation


Engene Biotechnologies, Inc., a California corporation ("Engene") is acquiring the number of shares of common stock of Synbiotics Corporation, a California corporation, indicated below (the "Securities") in its own name and for its own account (or for a trust account if it is a trustee), and no other person has any interest in or right with respect to the Securities, nor has Engene agreed to give any person any such interest or right in the future.

Engene is acquiring the Securities for investment and not with a view to or for sale in connection with any distribution of the Securities. Engene recognizes that the Securities have not been registered under the Federal Securities Act of 1933 or qualified under the California Corporate Securities Law of 1968, or the securities laws of any other state, that any disposition of the Securities is subject to restrictions imposed by federal and state law, and that the certificates representing the Securities will bear a restrictive legend. Engene also recognizes that it cannot dispose of the Securities absent registration and qualification, or an available exemption from registration and qualification, and that no undertaking has been made with regard to registering or qualifying the Securities in the future. Engene understands that the availability of any exemption in the future will depend in part on circumstances outside its control and that Engene may be required to hold the Securities for a substantial period. Engene recognizes that no public market exists with respect to the Securities and no representation has been made to me that such a public market will exist at a future date. Engene understands that neither the California Commissioner of Corporations nor any other state commissioner of corporations has made any finding or determination relating to the fairness for investment of the Securities offered by Synbiotics Corporation and that no commissioner of corporations of any state has or will recommend or endorse the Securities.

ENGENE BIOTECHNOLOGIES, INC.


By:     /s/ J. Kevin Steele
        -------------------
Title:  President


###-##-####
- --------------------------
Taxpayer Identification or
Social Security Number


Address:   16236 San Dieguito Road
           Suite 4-21
           Rancho Santa Fe, CA 92067


Date:      March 6, 1995


Number of Shares purchased: [*]

                                   EXHIBIT B
                                   ---------

                               EXISTING PRODUCTS


                                      [*]




                                      B-1